Exhibit 10.2

Execution Copy

VIRPAX PHARMACEUTICALS, INC.
2017 EQUITY INCENTIVE PLAN

Table of Contents

1.	Establishment and Purpose	- 1 -
2.	Definitions	- 1 -
3.	Administration.	- 7 -
4.	Shares Subject to the Plan; Individual Participant Limitations	- 8 -
5.	Participation and Awards	-10 -
6.	Compensatory Grants to Non-Employee Directors.	- 10 -
7.	Stock Options	- 11 -
8.	Stock Appreciation Rights	- 13 -
9.	Restricted Stock Awards	- 14 -
10.	Stock Unit Awards	- 15 -
11.	Performance Shares	- 16 -
12.	Performance Units	- 17 -
13.	Incentive Bonus Awards	- 18 -
14.	Other Cash-Based Awards and Other Stock-Based Awards	- 18 -
15.	Change in Control	- 19 -
16.	General Provisions	- 20 -
17.	Legal Compliance	- 23 -
18.	Effective Date, Amendment and Termination	- 26 -

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VIRPAX PHARMACEUTICALS, INC.

2017 EQUITY INCENTIVE PLAN

1. Establishment and Purpose

1.1 The purpose of the Virpax Pharmaceuticals, Inc. 2017 Equity Incentive Plan (as it may be amended, supplemented and/or restated from time to time, the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2 The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 18.1 hereof.

2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.

2.3 “Authorized Shares” has the meaning set forth in Section 4.1(a).

2.4 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Share, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.5 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationships that the Company and/or its Affiliates have with its and/or their customers; (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below, which shall be governed by clause (v) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within ten (10) days after delivery of written notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates (other than any breach of the type described in clause (v) below, which shall be governed by clause (v) below), which breach, if curable, is not cured within 10 days after the delivery of written notice thereof; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.8 “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities; or (B) the then outstanding shares of Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exclusive license, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale; or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

2.9 “Change in Control Consideration” has the meaning set forth in Section 15.1(b).

2.10 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are Non-Employee Directors. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.12 “Common Stock” means the Company’s Common Stock, par value $0.00001 per share.

2.13 “Company” means Virpax Pharmaceuticals, Inc., a Delaware corporation, and any successor thereto as provided in Section 16.8.

2.14 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, Director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, Director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director will not constitute an interruption of Continuous Service. To the extent permitted by Applicable Law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Company or chief executive officer, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law. Unless the Committee provides otherwise, in its discretion, or as otherwise required by Applicable Law, vesting of Options shall be tolled during any unpaid leave of absence by a Participant.

2.15 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.16 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.17 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.18 “Effective Date” means the date set forth in Section 18.1 hereof.

2.19 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary; provided that the Award Agreement for any grant of an Award to a prospective employee, officer, director, consultant, advisor or other individual service provider will contain appropriate forfeiture provisions in the event such individual does not become employed or engaged by the Company or applicable Subsidiary.

2.20 “ERISA” has the meaning set forth in Section 17.2.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22 “Expiration Date” means the date set forth in Section 18.2 hereof

2.23 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date:

(i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded); or

(ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market); or

(iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

Notwithstanding the preceding sentence, if the date for which Fair Market Value is determined is the date on which the final prospectus relating to the Company’s Initial Public Offering is filed, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

2.24 “Fully Diluted” means, as applied to a specific date, the total number of shares of Common Stock outstanding as of such date plus the number of shares of Common Stock issuable upon the exercise of outstanding stock options and other awards exercisable for (or convertible into) Common Stock under an equity compensation plan of the Company, as well as upon the exercise of outstanding warrants or other securities exercisable for (or convertible into) Common Stock that are not part of any equity compensation plan.

2.25 “Immediate Family” has the meaning set forth in Section 16.3(b).

2.26 “Incentive Bonus Award” means an Award granted under Section 13 of the Plan.

2.27 “Incentive Stock Option” means a Stock Option granted under Section 7 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.28 “Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Common Stock shall be publicly held.

2.29 “Non-Employee Director ” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the U.S. Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.30 “Nonqualified Stock Option” means a Stock Option granted under Section 7 hereof that is not an Incentive Stock Option.

2.31 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 14 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.32 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 14 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.33 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.34 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”

2.35 “Performance Goals” shall mean performance goals established by the Committee as contingencies for the grant, exercise, vesting, distribution, payment and/or settlement, as applicable, of Awards.

2.36 “Performance Measures” mean the measures of performance of the Company and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee at the time the Performance Measures for an Award are established, occurring after the establishment of the performance goals. Performance Measures shall be based on one or more of the criteria set forth in Exhibit A which is hereby incorporated by reference, as determined by the Committee.

2.37 “Performance Shares” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38 “Performance Unit” means a contractual right granted to an Eligible Person under Section 12 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.39 “Plan” has the meaning set forth in the preamble.

2.40 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.41 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 9 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.42 “Securities Act” means the Securities Act of 1933, as amended.

2.43 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 8 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.44 “Stock Option” means a contractual right granted to an Eligible Person under Section 7 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.45 “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.46 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to the Rule 16b-3 requirements referred to in Section 2.11 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons; provided, that the Board or the Committee shall fix certain material terms of the Awards to be granted by such Reporting Persons or officers (including the exercise price of such Awards, if applicable) and the maximum number of shares of Common Stock subject to Awards that the Reporting Persons or officers may grant; provided further, that no Reporting Person or officer shall be authorized to grant Awards to himself or herself. Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including without limitation to determine, add, cancel, waive, amend or otherwise alter any restrictions, terms or conditions of any Award, extend the post-termination exercisability period of any Stock Option and/or Stock Appreciation Right, and/or to reduce (reprice) the exercise price of any Stock Option and/or Stock Appreciation Right that exceeds the Fair Market Value of a share of Common Stock on the date of such repricing); provided, that no such action shall materially and adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent; provided further, that, unless otherwise determined by the Committee, no such action shall cause an Award previously exempt from Section 409A of the Code to become subject to Section 409A of the Code. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Award, or Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4. Shares Subject to the Plan; Individual Participant Limitations

4.1 Available Shares.

(a) Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan initially shall be 1,500,000 shares (the “Authorized Shares”). All 1,500,000 of such Authorized Shares initially available pursuant to this Section 4.1(a) may, but need not, be issued in respect of Incentive Stock Options.

(b) The number of Authorized Shares available for issuance under the Plan shall automatically increase on January 1st of each year commencing with the January 1 following the Effective Date and on each January 1 thereafter until the Expiration Date (as defined in Section 18.2 of the Plan), in an amount equal to six percent (6%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For avoidance of doubt, none of the shares of Common Stock available for issuance pursuant to this Section 4.1(b) shall be issued in respect of Incentive Stock Options.

(c) Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award payable in shares of Common Stock is forfeited, cancelled, returned to or repurchased by the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof; (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards; (iii) the price for each share or unit or other right subject to then outstanding Awards; (iv) the performance measures or goals relating to the vesting of an Award; and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.3 Individual Participant Limitations. Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock with respect to which any Award may be granted to any one Eligible Person under the Plan during any calendar year shall be 300,000 shares.

5. Participation and Awards

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 16.1 hereof.

6. Compensatory Grants to Non-Employee Directors.

6.1 Grants to All Non-Employee Directors

(a) Grant upon Initial Election. Stock Options to purchase 25,000 shares of Common Stock shall automatically be granted under the Plan to each Non-Employee Director who is first appointed or elected to the Board on or after the Effective Date and prior to the expiration of the Plan on the date of such appointment or election of such Non-Employee Director. Subject to Section 7.4, each Stock Option granted pursuant to this Section 6.1(a) shall be exercisable as to 100% of the number of shares of Stock covered thereby on the twelve-month anniversary of the grant date, and shall have an exercise price equal to at 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

(b) Annual Grant. On January 1 of each year, each then serving Non-Employee Director of the Committee shall automatically be granted under the Plan (i) that number of Options having a value of $25,000 calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the Company utilizes in preparation of its financial statements), with the number of Options rounded up to the nearest whole share. Subject to Section 7.4, each Stock Option granted pursuant to this Section 6.1(b) shall be exercisable as to 100% of the number of shares of Stock covered thereby on the twelve-month anniversary of the grant date, and shall have an exercise price equal to at 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

6.2 Grants to Members of the Science and Technology Committee. On January 1, of each year, each then serving member of the Science and Technology Committee shall automatically be granted Stock Options to purchase 10,000 shares of Common Stock under the Plan, and the Chair of the Science and Technology Committee shall be granted Stock Options to purchase an additional 15,000 shares of Common Stock under the Plan. Subject to Section 7.4, each Stock Option granted pursuant to this Section 6.2 shall be exercisable as to 100% of the number of shares of Stock covered thereby on the twelve-month anniversary of the grant date, and shall have an exercise price equal to at 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

7. Stock Options

7.1 Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 7.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

7.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2; provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant, and may establish an exercise price that is below Fair Market Value on the Date of Grant for Stock Options granted to Participants who are not residents of the U.S. if permitted by Applicable Law and any applicable rules of the principal established stock exchange or national market system on which the Common Stock is traded.

7.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the Continuous Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

7.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Continuous Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant’s Continuous Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any Person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b) If a Participant’s Continuous Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c) If a Participant’s Continuous Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d) If a Participant’s Continuous Service terminates for Cause, any Stock Option held by such Participant, whether vested or unvested, shall be deemed forfeited and canceled on the date of such termination of Continuous Service.

(e) To the extent that a Stock Option of a Participant whose Continuous Service terminates is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Continuous Service or at such earlier time as the Committee may determine.

7.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 17.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

7.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-1(h) of the Company or any Subsidiary.

(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (i) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant; and (ii) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be necessary to comply with the requirements of Section 422 of the Code.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

(f) Qualification. To the extent that, at or after grant, any Stock Option does not qualify as an Incentive Stock Option, it shall be deemed a Nonqualified Stock Option.

8. Stock Appreciation Rights

8.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

8.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

8.3 Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the Continuous Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

8.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised; provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 8 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in Continuous Service.

8.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 17.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

9. Restricted Stock Awards

9.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 9.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

9.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 17.5. The requirements for vesting of a Restricted Stock Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

9.3 Stock Certificate Legends. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

9.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 9 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

9.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

10. Stock Unit Awards

10.1 Grant of Stock Unit Awards. A Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 10 of the Plan, the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

10.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

10.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11. Performance Shares

11.1 Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

11.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

11.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

11.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Performance Units

12.1 Grant of Performance Units. Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

12.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

12.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award.

12.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 12.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

13. Incentive Bonus Awards

13.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

13.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award; (ii) determine the performance period; (iii) determine target levels of performance; and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

13.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

14. Other Cash-Based Awards and Other Stock-Based Awards

14.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

14.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

14.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares as the Committee determines.

15. Change in Control

15.1 Effect of Change in Control.

(a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award; (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause restrictions and/or vesting conditions with respect to any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to lapse, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

(c) The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock; and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 15 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

16. General Provisions

16.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Continuous Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

16.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Continuous Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

16.3 No Assignment or Transfer; Beneficiaries; [Repurchase Rights].

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 16.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below); (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

(c) Repurchase Rights. Except to the extent determined otherwise by the Committee, until such time as the Common Stock is first registered under Section 12 of the Exchange Act, the Company (or its assignee) shall have the right of first refusal with respect to any proposed disposition by the Participant (or any successor in interest) of any shares of Common Stock issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Committee and set forth in the Award Agreement.

16.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

16.5 Employment or Continuous Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Continuous Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

16.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit; (ii) round such fractional share or unit to the nearest lower or higher whole share or unit; or (iii) convert such fractional share or unit into a right to receive a cash payment.

16.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

16.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

16.10 No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

16.11 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

16.12 Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment; and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

16.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

17. Legal Compliance

17.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

17.2 Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

17.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

17.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, in its sole discretion, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall, in its sole discretion, have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of applicable law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 17.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

17.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law.

(b) Subject to such terms and conditions as shall be specified in an Award Agreement, a Participant may, in order to fulfill the withholding obligation, (i) tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise; provided that the shares tendered or withheld, as applicable, have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes; and/or (ii) utilize the cashless exercise procedure described in Section 7.5.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002); or (iii) such withholding would cause adverse accounting consequences for the Company.

17.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other Person hereunder.

17.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

17.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

18. Effective Date, Amendment and Termination

18.1 Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid if such stockholder approval occurs within one year of the date on which such Board approval occurs. If such stockholder approval is not obtained within one year after the date of the Board’s approval of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

18.2 Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant; (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required; and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 18.1; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s initial adoption by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

Plan History

Date Approved by Board	Date Approved by Stockholders, if necessary	Description of Action Taken
5.20.2017	5.21.2017	Initial Approval of Plan
[XX.XX.XXXX]	[XX.XX.XXXX]	Amendment No. 1

EXHIBIT A

PERFORMANCE MEASURES

“Performance Measures” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

●	pre-tax income,

●	after-tax income,

●	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

●	operating income or profit,

●	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

●	earnings per share (basic or diluted),

●	return on equity,

●	returns on sales or revenues,

●	return on invested capital or assets (gross or net),

●	cash, funds or earnings available for distribution,

●	appreciation in the fair market value of the Common Stock,

●	operating expenses,

●	implementation or completion of critical projects or processes,

●	return on investment,

●	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

●	net earnings growth,

●	return measures (including but not limited to return on assets, capital, equity, or sales),

●	increase in revenues,

●	the Company’s published ranking against its peer group of companies based on total stockholder return,

●	net earnings,

●	changes (or the absence of changes) in the per share price of the Company’s Common Stock,

●	preclinical, clinical or regulatory milestones,

●	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period,

●	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

●	economic value created,

●	operating margin or profit margin,

●	share price or total shareholder return,

●	cost targets, reductions and savings, productivity and efficiencies,

●	strategic business criteria, consisting of one or more objectives based on meeting objectively determinable criteria: specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

●	objectively determinable personal or professional objectives, including any of the following performance goals: the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

●	any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Measures may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

Unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Measures in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Measures described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence; (B) related to the disposal of a segment of a business; (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations; (D) related to discontinued operations that do not qualify as a segment of a business under GAAP; and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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